FOR IMMEDIATE RELEASE                  Contact:              Timothy N. Jenson
                                                       Chief Executive Officer
                                                                (310) 615-6850

                      MERISEL REPORTS THIRD-QUARTER RESULTS

EL SEGUNDO, Calif. (November 5, 2004) -- Merisel, Inc. (Nasdaq:MSEL) today announced results for its third quarter ended September 30, 2004. The Company reported a net loss available to common stockholders of $1,129,000, or $0.15 per share, for the quarter. For the same period last year, the Company reported net income available to common stockholders of $683,000, or $0.09 per share.

For the nine months ended September 30, 2004, the Company reported a net loss available to common stockholders of $1,262,000, or $0.17 per share. For the same period last year, the Company reported net income available to common stockholders of $1,329,000, or $0.17 per share.

The decrease in net results for the three and nine month periods from prior year primarily relates to a favorable adjustment for the quarter ended September 30, 2003 of $2,448,000 in partial settlement of a bankruptcy claim the Company filed in July 2000 related to certain indemnifications and guarantees obtained from the purchaser of certain of the Company's subsidiaries. On August 18, 2004, the Company completed the sale of certain assets ("Software Licensing Assets") of Merisel Americas, Inc., a wholly-owned subsidiary of the Company, comprising the Company's software licensing business. As a result, the Company has reclassified the financial statements for all periods presented to reflect the software licensing results as discontinued operations. The purchase price was equal to the book value of all of the Software Licensing Assets, less certain assumed liabilities. The final book value of the Software Licensing Assets and the assumed liabilities on the sale date was approximately $5,785,000 and $5,784,000, respectively. Under the purchase agreement for the transaction, the Company made certain representations, warranties and covenants and has certain indemnification obligations related thereto. For the nine months ended September 30, 2004, the software licensing business generated $38.0 million in net revenue prior to the transaction date.

The Company expects that on-going operating expenses of the existing business will be approximately $700,000 per quarter, excluding costs and expenses related to acquisition activities and other non-ordinary course expenses. The Company is continuing to seek acquisition opportunities that will enhance shareholder value and expects to complete a transaction within the next several months.

Except for the historical information contained herein, the matters discussed in this news release constitute forward-looking information that involves risks and uncertainties. Merisel's actual results could differ materially from those indicated by the forward-looking information. The factors that could impact actual results include, but are not limited to, the effect of economic conditions generally, liability and other claims asserted against the Company and other risks detailed the company's SEC filings. Given these uncertainties,
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readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this release.



Visit Merisel at www.merisel.com.
                                       # # #

                            (Financial tables follow)



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



                           MERISEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                             Three Months Ended                         Nine Months Ended
                                                               September 30,                              September 30,
                                                          2004                 2003                 2004                  2003
                                                    ----------------     ----------------     -----------------     ----------------

Selling, general & administrative expenses                 707                  751                 2,184                 2,498
Restructuring charge                                                            213                  (279)                  359
                                                    ----------------     ----------------     -----------------     ----------------
Operating loss                                            (707)                (964)               (1,905)               (2,857)

Interest income, net                                       151                  113                   376                   498
Other income, net                                            1                2,449                    22                 2,467
                                                    ----------------     ----------------     -----------------     ----------------

(Loss) income from continuing operations before           (555)               1,598                (1,507)                  108
     income taxes

Income tax provision (benefit)                              33                 (315)                  138                  (591)
                                                    ----------------     ----------------     -----------------     ----------------

(Loss) income from continuing operations                  (588)               1,913                (1,645)                  699

(Loss) income from discontinued operations                (123)                (849)                1,612                 1,750
                                                    ----------------     ----------------     -----------------     ----------------

Net (loss) income                                         (711)               1,064                   (33)                2,449

Preferred stock dividends                                  418                  381                 1,229                 1,120
                                                    ----------------     ----------------     -----------------     ----------------
Net (loss) income available to common stockholders     $(1,129)                $683               $(1,262)               $1,329
                                                    ================     ================     =================     ================

Net (loss) income per share (basic and diluted):
    (Loss) income from continuing operations              (.13)               $ .20                $ (.38)               $ (.06)
    available to common stockholders
    (Loss) income from discontinued operations            (.02)                (.11)                  .21                   .23
                                                    ----------------     ----------------     -----------------     ----------------
Net (loss) income available to common stockholders      $ (.15)               $ .09                $ (.17)                $ .17
                                                    ================     ================     =================     ================

Weighted average number of shares
  Basic and diluted                                      7,622                7,616                 7,618                 7,617
                                                    ================     ================     =================     ================

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                          MERISEL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, Except Share Data)
                                   (Unaudited)

                                                                             September 30,             December 31,
                                                                                  2004                     2003
                                                                           -------------------      -------------------
                              ASSETS
Current assets:
Cash and cash equivalents                                                         $48,099                 $44,948
Receivable                                                                            549
Prepaid expenses and other current assets                                             180                      65
Current assets of discontinued operations                                                                  19,598
                                                                           -------------------      -------------------
  Total current assets                                                             48,828                  64,611

Property and equipment, net                                                            93

Other assets                                                                          776                     804

Long term assets of discontinued operations                                                                 1,797
                                                                           -------------------      -------------------

Total assets                                                                      $49,697                 $67,212
                                                                           ===================      ===================

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                                                      $16                      $1
Accrued liabilities                                                                 3,993                   5,925
Liabilities of discontinued operations                                                363                  15,872
                                                                           -------------------      -------------------
  Total current liabilities                                                         4,372                  21,798

Long term liabilities                                                                 723                     751

Stockholders' equity:
Convertible preferred stock, $.01 par value, authorized
   1,000,000 shares; 150,000 shares issued and outstanding                         21,111                  19,882
Common stock, $.01 par value, authorized 150,000,000 shares;                           76                      76
8,033,484  issued  and 7,623,868 outstanding at September 30,
2004; 8,026,353  issued  and 7,616,373 outstanding at December 31,
2003.
Additional paid-in capital                                                        277,071                 278,300
Accumulated deficit                                                              (252,832)               (252,799)
Accumulated other comprehensive income                                                 22                      50
Treasury stock                                                                       (846)                   (846)
                                                                           -------------------      -------------------
Total stockholders' equity                                                         44,602                  44,663

                                                                           -------------------      -------------------
Total liabilities and stockholders' equity                                        $49,697                 $67,212
                                                                           ===================      ===================
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